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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

           We consent to the incorporation by reference in the following registration statements and related prospectuses filed by Mallinckrodt Inc. under the Securities Act of 1933 of our report dated August 1, 2000 with respect to the consolidated financial statements of Mallinckrodt Inc. included in this Annual Report on Form 10-K for the year ended June 30, 2000:


                              Commission File No.
                           --------------------------


                            Form S-8, No.   2-65727
                            Form S-8, No.   2-80553
                            Form S-8, No.   2-90910
                            Form S-8, No.   2-94151
                            Form S-8, No.  33-10381
                            Form S-8, No.  33-32109
                            Form S-8, No.  33-40246
                            Form S-8, No.  33-43925
                            Form S-8, No. 333-34489
                            Form S-8, No. 333-38291
                            Form S-8, No. 333-38293
                            Form S-3, No. 333-42325
                            Form S-8, No. 333-85789
                            Form S-8, No. 333-89487
                            Form S-8, No. 333-91393
                            Form S-8, No. 333-92469




________________________
Ernst & Young LLP


St. Louis, Missouri
August 24, 2000